SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           IMMTECH INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             DELAWARE                                      39-1523370
-------------------------------------        -----------------------------------
(State of incorporation organization)         (IRS Employer Identification No.)


     150 Fairway Drive, Suite 150
         Vernon Hills, Illinois                            60061
-------------------------------------        -----------------------------------
  (Address of principal executive                        (Zip Code)
             offices)



If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section 12(b)         securities pursuant to Section
of the Exchange Act and is effective         12(g) of the Exchange Act and is
pursuant to General Instruction              effective pursuant to General
A.(c), please check the following            Instruction A.(d), please check
box. [_]                                     the following box.  [X]


Securities Act registration statement file
number to which this form relates:                                 333-64393
                                                                ----------------
                                                                 (if applicable)


Securities to be registered pursuant to
Section 12(b) of the Act:                                       NONE



Securities to be registered pursuant to
Section 12(g) of the Act:

      Title of each class to be so registered:                  COMMON STOCK,
                                                                PAR VALUE $0.01
                                                                PER SHARE

ITEM 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

         Incorporated by reference to the information set forth under the caption "Description of Securities" contained in the Registration Statement on Form SB-2 (Registration No. 333-64393) under the Securities Act of 1933, as amended, as first filed with the Commission on September 28, 1999, as amended with the Commission on February 11, 1999, and as amended with the Commission on March 30, 1999, and as such Registration Statement may be thereafter amended (the "Registration Statement").


ITEM 2.  Exhibits.
         ---------

Exhibit No.       Exhibit
-----------       -------

3.1 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2 Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement).

4.1   Form of Common Stock Certificates  (incorporated by reference to Exhibit
      4.1 to the Registration Statement).

4.2 Form of Warrant Agreement relating to the Underwriters' Warrants (incorporated by reference to Exhibit 4.2 to the Registration Statement).

4.3 Form of Warrant Agreement dated July 24, 1998 by and between the Company and RADE Management Corporation (incorporated by reference to Exhibit 4.3 to the Registration Statement).

4.4 Warrant Agreement dated October 12, 1998 by and between the Company and RADE Management Corporation (incorporated by reference to Exhibit 4.4 to the Registration Statement).

4.5 Form of Warrant Agreement dated July 24, 1998 by and between the Company and New China Hong Kong Securities Limited (incorporated by reference to
      Exhibit 4.5 to the Registration Statement).

4.6 Registration Agreement dated December 25, 1992 by and among the Company, Marquette Ventures Partners II, L.P. and certain investors (incorporated by reference to Exhibit 4.6 to the Registration Statement).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       IMMTECH INTERNATIONAL, INC.



                                       By: /s/ Gary Parks
                                          --------------------------------------
                                          Name:  Gary Parks
                                          Title: Chief Financial Officer
Date: March 29, 2000